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                                                                   EXHIBIT 10.16


                        SUPPLEMENTAL EMPLOYMENT AGREEMENT


         This Supplemental Employment Agreement ("Agreement") is made and entered into on this 15th day of May 2002 by and between John J. Klobnak ("Executive") and TLC Vision Corporation ("TLC") and its subsidiary Laser Vision Centers, Inc. ("Laser Vision") (such entities, along with any other subsidiaries of TLC are collectively referred to hereinafter as the "Company"). In consideration of the following promises, the parties agree as follows:

         1. Separation from Employment. Executive acknowledges that he will separate from employment with the Company effective as of May 15, 2002 (the "Effective Date"). The Company and Executive have agreed to settle all matters relating to Executive's employment relationship with the Company and provide for certain terms relating to Executive's services as Vice-Chairman of the Board of Directors of TLC.

         2. Resignation of Executive. Executive voluntarily resigns from his employment with Laser Vision effective as of the Effective Date. Such resignation is hereby accepted by the Company.

         3. Executive's Duties and Obligations Owed to the Company After the Effective Date. Executive shall serve as Vice-Chairman of the Board of Directors of TLC for a period of one (1) year following the Effective Date. During such period, Executive's duties and obligations owed to the Company and TLC shall consist solely of the following:

         (a) Executive shall aid the orderly transition of Executive's former duties with the Company to his successor or successors on the management team after the Effective Date;

         (b) Executive shall introduce his successor or successors on the management team after the Effective Date to outside business associates of the Company; and

         (c) Executive shall attend and participate in the meetings of the Board of Directors of TLC.

         4. Reimbursement of Business Expenses. The Company agrees to reimburse Executive for other reasonable out-of-pocket expenses incurred in connection with his role as Vice-Chairman of the Board of Directors of TLC including, without limitation, travel and accommodations for all authorized business trips, provided vouchers therefor, or other supporting information as TLC may reasonably require, are presented to the Company. The Company agrees to reimburse Executive for all such expenses within ten (10) days of presentation.

         5. Cash Payments. In recognition of the termination of Executive's employment with Laser Vision and his future services to TLC, on the Effective Date, the Company shall pay Executive the following amounts in cash:


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         (a)      A payment equal to three (3) times Executive's current annual salary with Laser Vision of $307,000, which is $921,000;

         (b) A payment equal to three (3) times the average of Executive's annual bonus from Laser Vision for the three (3) years immediately preceding the Effective Date, which is $423,000 (3 times $141,000);

         (c) A payment equal to $1,500,000, which is a success bonus for the year which includes the Effective Date; and

         (d) A payment equal to $35,424 which represents the cash equivalent of Executive's vacation time which was accrued but unused as of the Effective Date.

         Such amounts shall be subject to the minimum tax withholding rates applicable to lump sum cash payments.

         6. Stock Options and Stock Warrants. On the Effective Date, all options or warrants held by Executive, if any, to purchase shares of common stock of Laser Vision shall be converted into options or warrants to purchase shares of common stock of TLC in accordance with the terms of the Agreement and Plan of Merger among Laser Vision, TLC Laser Eye Centers, Inc. and TLC Acquisition II Corp. dated as of August 25, 2001 (the "Merger Agreement").

         As of the Effective Date, pursuant to the Merger Agreement, Executive's options or warrants with an exercise price in excess of $8.688 per share shall be re-priced at $8.688 per share.

         In addition, on the Effective Date, the Company shall grant Executive options or warrants to purchase five hundred thousand (500,000) shares of common stock of TLC. Such options or warrants shall be fully vested and exercisable immediately upon the date(s) of grant of such options or warrants. Such options or warrants shall have an exercise price equal to the closing price of a share of common stock of TLC on the NASDAQ National Market on the Effective Date and shall be exercisable by Executive at any time and from time to time over a term of ten (10) years after the Effective Date.

         Notwithstanding any provision to the contrary contained in any stock option or stock warrant agreement between Executive and Laser Vision or TLC, as of the Effective Date, all outstanding stock options or stock warrants granted to Executive by the Company or Laser Vision shall be fully vested and exercisable immediately. In addition, such options or warrants shall continue to be exercisable by Executive for their entire term without regard to any provision contained in any such agreement that restricts or terminates his exercise rights on account of termination of employment (including any provision that accelerates the expiration of the term of such options or warrants).



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         Executive and the Company hereby acknowledge and agree that Executive's options and warrants to purchase shares of common stock of TLC shall be subject to the approval of The Toronto Stock Exchange and the shareholders of the Company. In the event any such approval is not obtained, the Company shall indemnify Executive on a mutually-acceptable basis (or if the parties so agree, with a cash payment) for any losses resulting from such failure on an after-tax basis.

         7. Certain Registration Rights. With respect to Executive's shares of common stock of TLC, Executive shall have the registration rights set forth in Exhibit A attached hereto to this Agreement.

         8. Premiums for Dental Coverage. Up to and including the year in which Executive attains sixty-five(65),the Company shall pay the premiums necessary for Executive, Executive's spouse (if any) and Executive's dependents (if any) to maintain dental coverage no less generous than the Company's dental care plan (as such plan may exist from time to time for actively employed executives of the Company).

         9. Life Insurance Policy. The Company hereby assigns to Executive its entire interest in the life insurance policy (Policy No. 2-133-472) currently in force on Executive's life. Beginning in 2002, and for all years thereafter, Executive shall be responsible for paying the entire premium(s) for such policy. Executive shall be permitted to designate a beneficiary (including, without limitation, his estate) to receive the benefits payable under such policy upon Executive's death.

         10. Reimbursements for Premiums for Extended Health Care Coverage. Up to and including the year in which Executive attains age sixty-five (65), the Company shall provide health care coverage no less generous than the Company's health care plan (as such plan may exist from time to time for actively employed executives of the Company) for Executive, Executive's spouse (if any) and Executive's dependents (if any). Executive shall pay the premiums at the applicable COBRA rate that is charged to the Company's former Executives from time to time. The Company agrees to reimburse Executive for such premiums plus any additional "gross-up" amounts equal to any taxes (including, without limitation, any income taxes) on such amounts.

         11. Office Space and Related Services. For the period during which Executive serves as Vice-Chairman of the Board of Directors of TLC, the Company shall provide Executive with an office space in the Company's corporate annex (designated as Jim Tiffany's former office) in St. Louis, Missouri. In addition, at its sole cost and expense, the Company shall pay for and provide Executive with all related services including, without limitation, secretarial support, phone service, a cell phone, and use of a computer. Executive shall not be required to relocate from the St. Louis, Missouri metropolitan area in connection with his duties as Vice-Chairman of the Board of Directors of TLC.



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         12. Option to Purchase Computers. Up to and including the date of the one-year anniversary of the Effective Date, Executive shall have the option to purchase from the Company any personal computer that is used by him at its depreciated book value.

         13. Attendance at Professional Meetings. The Company agrees to reimburse Executive for his reasonable expenses relating to Executive's attendance at any ASCRS and AAO meetings following the Effective Date, including, without limitation, expenses for airfares, accommodations, meals, and registration fees; provided that vouchers therefor, or other supporting information as the Company may reasonably require, are presented to the Company. The Company agrees to reimburse Executive for all such expenses within ten (10) days of presentation.

         14. Director Benefits. Up to and including the date of the first anniversary of the Effective Date, in addition to the other cash payments provided to Executive pursuant to this Agreement, the Company shall pay Executive all fees and other benefits paid to the Company's outside directors.

         15. Free Refractive Surgery Services. The Company agrees to provide Executive, his spouse, and any lineal descendents and their spouses with free refractive surgery services with Dr. Richard Lindstrom and/or Dr. Steven Wexler for a period of three (3) years following the Effective Date.

         16. Non-Solicitation Agreement.

         (a) Executive shall not for a period of one (1) year after the Effective Date:

                  (i) directly or indirectly, either as an individual for Executive's own account, or as a partner or joint venturer, or as an advisor, consultant, representative, Executive, officer, director or shareholder of any corporation or other business organization, or in any other capacity, engage in, enter into or participate in any way in any business or enterprise which competes with any business conducted by the Company during the course of Executive's employment as of the Effective Date. In connection with the foregoing, Executive acknowledges that the market for the Company's services is international in scope and that the foregoing covenant shall extend to any business or enterprise which provides or intends to provide competing services. It is expressly understood that the foregoing covenant shall not prohibit Executive from owning less than five (5%) percent of the equity of any publicly held corporation;

                  (ii) directly or indirectly hire away or attempt to hire away or otherwise engage any Executive, key advisor, or consultant of the Company; or

                  (iii) directly or indirectly interfere or attempt to interfere in any way with the Company's relationships with any of its suppliers, including, without


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                           limitation, inducing or attempting to induce any
                           supplier of the Company to terminate or to change the terms of its dealings with the Company.

         (b) Executive shall not for a period of one (1) year after the Effective Date:

                  (i) divulge, or cause to be divulged, communicate or cause to be communicated, publish or cause to be published, or otherwise disclose or cause to be disclosed to any person, firm, corporation, association, or entity, any of the Company's systems, designs, procedures, pricing and marketing strategies, concepts, technical information, trade secrets, know-how, customer lists, customer contacts, customer prospects, fee schedules, business and financial records and such other information regarded by the Company as confidential and of a proprietary nature (the "Proprietary Information"). For purposes hereof, the term Proprietary Information shall not include information which (x) at the time of disclosure to or by Executive was generally known to the relevant trade so as to no longer be a protectable trade secret, or (y) was lawfully received by Executive from a third party who independently, without prompting or assistance by Executive, developed or acquired such Proprietary Information and was under no obligation, express or implied, to the Company with respect thereto or (z) at the time of disclosure was already properly in Executive's possession or otherwise known by Executive.

         (c) Executive hereby acknowledges that the Company's remedy at law for breach or threat of breach of the provisions of this
                  Section 16 is inadequate and that the Company shall have the right to seek injunctive relief in the event of any such breach or threatened breach, in addition to any other remedy available. If any provision of this Section 16 shall be invalid or unenforceable to any extent or in any application, then the remainder of this Section and of such term and condition, except to such extent or in such application shall not be affected thereby, and each and every term and condition of this Section shall be valid and enforced to the fullest extent, and in the broadest application provided by law. If the invalidity or unenforceability is due to the unreasonableness of the time or scope or geographic extent of any covenant and restriction, said covenant and restriction shall nevertheless be effective for such a period of time or within such scope or geographical area as may be determined to be reasonable by a court of competent jurisdiction.

         17. Indemnification. The Company shall indemnify, hold harmless, and defend Executive against claims arising against the Executive in connection with the Executive's performance of his duties under this Agreement to the full extent permitted by law but not with respect to any claims successfully resolved against Executive that Executive engaged in any fraudulent, grossly negligent, criminal, or ultra vires act.



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         18. Assignment. This Agreement and Executive's rights and obligations hereunder may not be assigned by Executive. This Agreement may not be assigned by the Company without Executive's written consent. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns and shall be binding upon Executive, his heirs, executors and administrators.

         19. Entire Agreement; Amendment. This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof and, unless otherwise provided herein, supersedes all prior agreements or understandings written or oral in respect thereof. This Agreement may be amended, modified, superseded, cancelled, renewed, or extended, and the terms or covenants hereof may be waived only by a written instrument signed by all the parties hereto, or in the case of a waiver, by the party waiving compliance.

         20. Severability. If any provision of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement and of such term and condition, except to such extent or in such application, shall not be affected thereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

         21. Construction and Interpretation. This Agreement, and all questions arising in connection therewith, shall be governed by and construed in accordance with the laws of the State of Missouri. In the event that Executive or the Company commence litigation against the other party to enforce any provision of this Agreement, venue shall at all times lie in the Circuit Court of St. Louis County, St. Louis, Missouri. For any and all disputes between Executive and the Company arising under this Agreement, each party shall be responsible for its own legal fees and expenses, and neither party shall be entitled to recover its legal fees and expenses from the other party.

         22. Headings. The section headings contained herein are for convenience and reference only, and shall be given no effect in the interpretation of any term or condition of this Agreement.



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         IN WITNESS WHEREOF, the undersigned parties have executed this
Supplemental Employment Agreement.

                                            TLC VISION CORPORATION


                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:


                                            LASER VISION CENTERS, INC


                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:



                                            ------------------------------------
                                            (Executive's Signature)

                                            Date:
                                                  ------------------------------


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